Exhibit 11.1 Statement re Computation of Basic and Diluted Net Income per Share

Basic and diluted net income per share is calculated as follows:

Year Ended December 31, 1995:                                        Number of                  Weighted
                                                             Date       shares                   Average
                                                   -------------------------------------------------------
Shares outstanding 1/1/95 (1)                              1/1/95   14,174,881                14,174,881
Shares issued                                             2/15/95      242,235                   212,288
                                                   -------------------------------------------------------
                                                                   ---------------------------------------
        Weighted average shares outstanding for the period                                    14,387,169

             Net income for the period (thousands)                                                     $
                                                                                                   8,765
                                                                                           ===============

    Basic and diluted net income per share (2)                                                         $
                                                                                                    0.61
                                                                                           ===============

Year ended December 31, 1996:                                      Number of                    Weighted
                                                          Date        shares                     Average
                                                    ------------------------------------------------------
Shares outstanding 1/1/96 (1)                           1/1/96    14,417,116                  14,417,116
                                                    ------------------------------------------------------
                                                    ------------------------------------------------------
           Weighted average shares outstanding for the period                                 14,417,116

            Net income for the period (thousands)                                            $    12,676
                                                                                          ===============

   Basic and diluted net income per share (2)                                                $      0.88
                                                                                          ===============

Year ended December 31, 1997:                                      Number of                    Weighted
                                                          Date        shares                     Average
                                                    ------------------------------------------------------
Shares outstanding 1/1/97 (1)                           1/1/97    14,417,116                  14,417,116
Shares issued                                          8/15/97     2,745,000                   1,040,687
Over-allotment shares issued                            9/5/97       431,250                     138,616
                                                    ------------------------------------------------------
           Weighted average shares outstanding for the period                                 15,596,419

            Net income for the period (thousands)                                        $        20,609
                                                                                          ==============

   Basic and diluted net income per share (2)                                            $          1.32
                                                                                          ==============

(1)Includes outstanding shares of Trendwest Resorts only and assumes the 5,193,693 shares issued in conjunction with the consolidation transaction described in Note 2 to the combined and consolidated financial statements had been outstanding for all periods presented.

(2)      There are no dilutive securities for the periods presented.